TENTH AMENDMENT TO THE
THE RBB FUND TRUST
CUSTODY AGREEMENT

THIS AMENDMENT, effective as of the last date in the signature block, to the Custody Agreement, dated as of October 22, 2015, as amended (the “Agreement”), is entered into by and between THE RBB FUND TRUST (f/k/a PENN Capital Funds Trust), a Delaware statutory trust (the “Trust”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to amend Exhibit B of the Agreement, the funds list of the Trust, to add the following funds:

●	Twin Oak Enhanced Credit ETF

●	Twin Oak Endure ETF

●	Twin Oak Active Opportunities II ETF

●	Twin Oak Active Opportunities III ETF

WHEREAS, the Trust desires to amend the Agreement to remove the following funds from Exhibit B:

●	Penn Capital Floating Rate Income Fund

●	The Energy & Minerals Group EV, Solar & Battery Materials (Lithium, Nickel, Copper, Cobalt) Futures Strategy ETF

●	Element EV & Solar Battery Materials Futures Cayman Fund, Ltd.

●	Evermore Global Value Fund

WHEREAS, Article XV, Section 15.02 of the Agreement provides that the Agreement may be amended by a written agreement executed by both parties.

NOW, THEREFORE, the parties agree as follows:

1.	Exhibit B is hereby superseded and replaced with Amended Exhibit B attached hereto.

2.	Except to the extent amended hereby, the Agreement shall remain in full force and effect.

SIGNATURES ON NEXT PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Tenth Amendment to be executed by a duly authorized officer on one or more counterparts as of the last date on the signature block.

THE RBB FUND TRUST		U.S. BANK NATIONAL ASSOCIATION

By:	/s/ James G. Shaw	By:	/s/ Gregory Farley
Name:	James G. Shaw	Name:	Gregory Farley
Title:	CFO/COO & Secretary	Title:	Senior Vice President
Date:	5/14/2025	Date:	May 16, 2025

EXHIBIT B to the Custody Agreement
Separate Series of The RBB Fund Trust

Name of Series

Penn Capital Short Duration High Income Fund
Penn Capital Special Situations Small Cap Equity Fund
P/E Global Enhanced International Fund
The Torray Fund
First Eagle Global Equity ETF
First Eagle Overseas Equity ETF
Tweedy, Browne Insider + Value ETF
Longview Advantage ETF
Advent Convertible Bond ETF
Twin Oak Enhanced Credit ETF
Twin Oak Endure ETF
Twin Oak Active Opportunities II ETF
Twin Oak Active Opportunities III ETF

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